Portions of this agreement have been omitted based upon a request for confidential treatment. This agreement, including the non-public information, has been filed separately with the Securities and Exchange Commission. “[*]” designates portions of this document that have been redacted pursuant to the request for confidential treatment filed with the Securities and Exchange Commission.

AMENDMENT No. 7 TO AMENDED AND
RESTATED PURCHASE AGREEMENT COM0190-10

This Amendment No. 7 to Amended and Restated Purchase Agreement COM0190-10, dated as of September 16, 2014 (“Amendment No. 7”) relates to the Amended and Restated Purchase Agreement COM0190-10 (the “Purchase Agreement”) between Embraer S.A. (“Embraer”) and Republic Airline Inc. (“Buyer”) dated January 23, 2013 (collectively referred to herein as “Agreement”). This Amendment No. 7 is between Embraer and Buyer, collectively referred to herein as the “Parties”.

Except as otherwise provided for herein all terms of the Purchase Agreement shall remain in full force and effect. All capitalized terms used in this Amendment No. 7, which are not defined herein shall have the meaning given in the Purchase Agreement. In the event of any conflict between this Amendment No. 7 and the Purchase Agreement the terms, conditions and provisions of this Amendment No. 7 shall control.

WHEREAS, Buyer and Embraer have agreed include 50 additional firm Aircraft in the Purchase Agreement.

WHEREAS, Buyer and Embraer have agreed to new Contractual Delivery Dates for the remaining thirty-two (32) Option Aircraft.

NOW, THEREFORE, for good and valuable consideration which is hereby acknowledged Embraer and Buyer hereby agree as follows:

1.	DEFINITIONS

1.1 Article 1.4 of the Purchase Agreement shall be deleted and replaced by the following:

“1.4 “Aircraft”: shall be deemed to refer to an EMBRAER 175 Aircraft referred to in Attachment “A” (for the Firm Aircraft and Option Aircraft) or Attachment “A1” (for the Additional Firm Aircraft), for sale to Buyer pursuant to this Agreement, equipped with two engines identified therein. Aircraft shall include the Firm Aircraft, Additional Firm Aircraft and Option Aircraft. [*]
1.2 Article 1.13 of the Purchase Agreement shall be deleted and replaced by the following:
“1.13 “EMBRAER 175 Aircraft or E175 Aircraft” shall mean an EMBRAER 175 Aircraft manufactured by Embraer for sale to Buyer pursuant to this Agreement according to Attachment “A” or Attachment “A1”, as applicable.

1.3 Article 1.17 of the Purchase Agreement shall be deleted and replaced by the following:

“1.17 "Firm Aircraft": shall mean the Aircraft specified in Article 2.1(i).
1.17.1 “Additional Firm Aircraft”: shall mean the Aircraft specified in Article 2.1(ii).”

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2.	SUBJECT

Article 2.1 shall be deleted and replaced as follows:
“2.1 Embraer shall sell and deliver and Buyer shall purchase and take delivery of (i) forty-seven (47) Firm Aircraft and (ii) fifty (50) Additional Firm Aircraft. Except as expressly provided to the contrary herein, the [*] shall be [*] under the Purchase Agreement.”

3.	PRICE
Article 3.1 of the Purchase Agreement is hereby deleted and replaced as follows:
“3.1 The Basic Price of each Firm Aircraft and Additional Firm Aircraft, [*]

4.	PAYMENT
4.1    Amounts due for the Additional Firm Aircraft under Articles 4.1.1 and 4.1.2 of the Purchase Agreement as of the date of execution of Amendment No. 7 shall be paid by Buyer [*].

5.	DELIVERY
The Aircraft schedule delivery table in Article 5 of the Purchase Agreement is hereby deleted and replaced as follows:

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#	Aircraft	Contractual Delivery Date	#	Aircraft	Contractual Delivery Date	#	Aircraft	Contractual Delivery Date
1 through	Firm	delivered	48	[*]	[*]	73	[*]	[*]
34			49	[*]	[*]	74	[*]	[*]
35	[*]	[*]	50	[*]	[*]	75	[*]	[*]
36	[*]	[*]	51	[*]	[*]	76	[*]	[*]
37*	[*]	[*]	52	[*]	[*]	77	[*]	[*]
38	[*]	[*]	53	[*]	[*]	78	[*]	[*]
39	[*]	[*]	54	[*]	[*]	79	[*]	[*]
40	[*]	[*]	55	[*]	[*]	80	[*]	[*]
41	[*]	[*]	56	[*]	[*]	81	[*]	[*]
42	[*]	[*]	57	[*]	[*]	82	[*]	[*]
43	[*]	[*]	58	[*]	[*]	83	[*]	[*]
44	[*]	[*]	59	[*]	[*]	84	[*]	[*]
45	[*]	[*]	60	[*]	[*]	85	[*]	[*]
46	[*]	[*]	61	[*]	[*]	86	[*]	[*]
47	[*]	[*]	62	[*]	[*]	87	[*]	[*]
	(*)	17000366	63	[*]	[*]	88	[*]	[*]
			64	[*]	[*]	89	[*]	[*]
			65	[*]	[*]	90	[*]	[*]
			66	[*]	[*]	91	[*]	[*]
			67	[*]	[*]	92	[*]	[*]
			68	[*]	[*]	93	[*]	[*]
			69	[*]	[*]	94	[*]	[*]
			70	[*]	[*]	95	[*]	[*]
			71	[*]	[*]	96	[*]	[*]
			72	[*]	[*]	97	[*]	[*]

6.	CHANGES
6.1 The first sentence of Article 11.1 is hereby deleted and replaced as follows:
"At delivery each Aircraft will comply with the standards defined in Attachment "A" or, in the case of each Additional Firm Aircraft, Attachment "A1"."

6.2 The first sentence of Article 11.6 is hereby deleted and replaced as follows:

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"Any Major Change to an Aircraft made in accordance with the foregoing paragraphs that affects the provisions of Attachment "A" or Attachment "A1", as applicable, shall be incorporated in said Attachment by means of an amendment."

6.3 Article 11.7 is hereby deleted and replaced as follows:
“11.7 Except [*], should an Aircraft not comply with the terms and conditions of Attachment “A” or Attachment “A1”, whichever is applicable, Buyer shall be entitled to either [*]. Determination of such compliance shall be made by Buyer pursuant to Article 7.”

7.	ASSIGNMENT
A new Article 14.2.1 shall be added as follows:
“14.2.1 If requested by Buyer reasonably in advance of the Contractual Delivery Date [*], Buyer and Embraer shall agree upon terms for the [*], as part of the [*]; provided that Buyer shall not [*].

8.	OPTION AIRCRAFT
8.1 The delivery schedule of the Option Aircraft in Article 22.1 of the Purchase Agreement shall be deleted and replaced by the following:

[*]

9. COMPLIANCE
A new Article 33 shall be included in the Purchase Agreement as follows:

“33. COMPLIANCE

Each Party represents to the other Party that it has complied, and will continue to comply, with relevant anti-corruption and anti-money laundering laws to the extent that they apply to such Party’s obligations and activities stipulated herein. Each Party represents to the other Party that (i) such Party has a code of ethics (or functionally equivalent document) and/or an anti-corruption policy (or functionally equivalent document) (“Code”) which guides the conduct of its officers and employees, (ii) such Code contains anti-corruption provisions consistent with internationally accepted ethical and business integrity standards, and (iii) such Party maintains internal procedures reasonably designed and conceived to enforce and promote the compliance with the anti-corruption provisions of the Code, which includes, inter alia, training, monitoring, auditing and disciplining provisions.”

10. ATTACHMENTS
10.1 A new Attachment “A1”, in the form attached hereto, shall be added to the Purchase Agreement with the technical specification of the Additional Firm Aircraft.

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10.2 A new Attachment “H1”, in the form attached hereto, shall be added to the Purchase Agreement [*].

10.3 Attachments “E” [*] and “F” [*] to the Purchase Agreement shall be deleted and replaced by the new Attachments “E” and “F”, in the forms attached hereto.

11.	COUNTERPARTS
This Amendment No. 7 may be signed by the parties hereto in any number of separate counterparts, with the same effect as if the signatures thereto and hereto were upon the same instrument and all of which when taken together shall constitute one and the same instrument.
12. MISCELLANEOUS
All other provisions of the Agreement which have not been specifically amended or modified by this Amendment No. 7 shall remain valid in full force and effect without any change. This Amendment No. 7 shall be governed by and construed in accordance with the laws of the State of New York.

[Intentionally left in blank]

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IN WITNESS WHEREOF, EMBRAER and BUYER, by their duly authorized officers, have entered into and executed this Amendment No. 7 to Purchase Agreement to be effective as of the date first written above.

Embraer S.A.	Republic Airline Inc.
By /s/ Pamela Cesar de Souza e Silva Name: Pamela Cesar de Souza e Silva Title: President Commercial Aviation	By /s/ Ethan J. Blank Name: Ethan J. Blank Title: Vice President General Counsel
By /s/ Adriana Sarlo Name: Adriana Sarlo Title: Vice President Contracts Commercial Aviation	Date: September 16, 2014 Place: Indianapolis, IN
Date: September 16, 2014 Place: Sao Jose dos Campos, Brazil

Witness: /s/ Fernando Bueno            Witness: /s/ Louis H. Urbancic

Name: Fernando Bueno                Name: Louis H. Urbancic

Acknowledged and agreed by Republic Airways Holdings Inc. with respect to all terms of this Amendment No. 7, in its capacity as “Guarantor” pursuant to the Guaranty by it to Embraer dated January 23, 2013.

Republic Airways Holdings Inc.

By    /s/ Ethan J. Blank
Name:     Ethan J. Blank
Title:    Vice President General Counsel

Witness: /s/ Louis H. Urbancic

Name: Louis H. Urbancic

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ATTACHMENT A1

AIRCRAFT CONFIGURATION (United)

1.	STANDARD AIRCRAFT
The Aircraft EMBRAER 175 shall be manufactured according to (i) the standard configuration specified in the Technical Description TD 175 – Rev 17, December 2011, which although not attached hereto, is incorporated herein by reference, and (ii) the characteristics described in the items below.

2.	OPTIONAL EQUIPMENT:
[*]

3.	FINISHING
The Aircraft will be delivered to Buyer as follows:

3.1	EXTERIOR FINISHING:
The fuselage of the Aircraft shall be painted according to Buyer’s colour and paint scheme, which shall be supplied to Embraer and approved by Buyer on or before [*] first day of the first Aircraft Contractual Delivery Date. The wings and the horizontal stabilizer shall be supplied in the standard colours, i.e., grey BAC707.
[*]

3.2	INTERIOR FINISHING:
Buyer shall inform Embraer during the customer check list definition (“CCL”), to be held on or before [*] of its choice of materials and colours of all and any item of interior finishing such as seat covers, carpet, floor lining on galley areas, side walls and overhead lining, galley lining and curtain, from the choices offered by and available at Embraer. In case Buyer opts to use different materials and/or patterns, Embraer will submit to Buyer a Proposal of Major Change (“PMC”) describing the impacts of such option, if any. Should Buyer not approve such PMC, the interior shall be built according to the choices offered by and available at Embraer.
[*]

3.3	BUYER FURNISHED EQUIPMENT (BFE) AND BUYER INSTALLED EQUIPMENT (BIE):
Buyer may choose to have carpets, tapestries, seat covers and curtain fabrics supplied to Embraer for installation in the Aircraft as BFE. Materials shall conform to the required standards and comply with all applicable regulations and airworthiness requirements. Delays in the delivery of BFE equipment or quality restrictions that prevent the installation thereof in the time frame required by the Aircraft manufacturing process shall entitle Embraer to either delay the delivery of the Aircraft or present the Aircraft to Buyer without such BFE, in which case Buyer [*].
[*]

ATTACHMENT A1

AIRCRAFT CONFIGURATION (United)

Notwithstanding the above, Buyer shall deliver in DDP conditions (Incoterms 2010) to C&D Zodiac one full set of galley inserts (such as coffee makers, water boilers, ovens) for installation solely in the first Aircraft as BFE.

3.4	EMBRAER RIGHT TO PERFORM FOR BUYER:
If Buyer fails to make any choice or definition which Buyer is required to make regarding the exterior and interior finishing of any Aircraft or to inform Embraer thereof, Embraer shall have the right, but not the obligation, to tender the Aircraft for delivery (a) painted white or (b) fitted with an interior finishing selected by Embraer respectively at its reasonable discretion.
The taking of any such action by Embraer pursuant to this Article shall not constitute a waiver or release of any obligation of Buyer under the Purchase Agreement, nor a waiver of any event of default which may arise out of Buyer’s non-performance of such obligation, nor an election or waiver by Embraer of any remedy or right available to Embraer under the Purchase Agreement.
No compensation to Buyer or reduction of the Aircraft Basic Price shall be due by virtue of the taking of any such actions by Embraer and Embraer shall be entitled to charge Buyer for the amount of the reasonable expenses incurred by Embraer in connection with the performance of or compliance with such agreement, as the case may be, payable by Buyer within ten (10) Days from the presentation of the respective invoice by Embraer to Buyer.

4.	REGISTRATION MARKS, TRANSPONDER AND ELT CODES:
The Aircraft shall be delivered to Buyer with the registration marks painted on them. The registration marks, the transponder code and ELT protocol coding shall be supplied to Embraer by Buyer no later than ninety (90) Days before each relevant Aircraft Contractual Delivery Date. Embraer shall be entitled to tender the Aircraft for delivery to Buyer without registration marks, with an inoperative transponder and without setting the ELT protocol coding in case Buyer fails to supply such information to Embraer in due time.
5. EXPORT CONTROL ITEMS
The Aircraft contains (i) an IESI (Integrated Electronic Standby Instrument System) manufactured by Thales Avionics with an embedded QRS-11 gyroscopic microchip used for emergency backup and flight safety information, and (ii) IRU (Inertial Reference Unit) manufactured by Honeywell International. The IESI and the IRU that are incorporated into this Aircraft are subject to export control under United States of America law. Transfer or re-export of such items (whether or not incorporated into the Aircraft), as well as their related technology and software may require prior authorization from the US Government.

ATTACHMENT A1

AIRCRAFT CONFIGURATION (United)

IT IS HEREBY AGREED AND UNDERSTOOD BY THE PARTIES THAT IF THERE IS ANY CONFLICT BETWEEN THE TERMS OF THIS ATTACHMENT “A1” AND THE TERMS OF THE TECHNICAL DESCRIPTION ABOVE REFERRED, THE TERMS OF THIS ATTACHMENT “A1” SHALL PREVAIL.

[*]
[*]
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